Exhibit 99.1

February 18, 2007

Via Hand Delivery

Dr. John Axford

Department of Biochemistry and Immunology

St. George’s Hospital Medical School

Cramner Terrace

London SW17 ORE

United Kingdom

RE:	First Amendment to Spokesperson Agreement dated March 9, 2006

Dear Dr. Axford,

We have determined that it is the Company’s best interest to extend the Term of the Spokesperson Agreement dated March 9, 2006 (attached hereto as Exhibit “A”) for an additional twelve-month term, beginning March 9, 2007 and ending March 10, 2008. The extension to the Term notwithstanding, all other terms and conditions of the March 9, 2006 Spokesperson Agreement shall remain in full force and effect.

If the forgoing extension is acceptable to you, please execute and return a duplicate of the original of this letter, such to constitute the agreement between us.

Very Truly Yours,

/s/ Samuel L. Caster

Samuel L. Caster

Chairman & CEO

Mannatech, Inc.

ACCEPTED AND AGREED

/s/ Dr. John Axford

Dr. John Axford